Farmer Mac Reports Second Quarter 2026 Results
- Outstanding Business Volume of $37.2 Billion -

WASHINGTON, D.C., July 30, 2026 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced its results for the fiscal quarter ended June 30, 2026.

Second Quarter 2026 Highlights
•Record outstanding business volume of $37.2 billion, reflecting 22% growth year-over-year
•Provided $4.0 billion in liquidity and lending capacity to lenders serving rural America
•Net interest income grew 22% year-over-year to $118.1 million
•Net effective spread1 increased 25% from the prior-year period to a record $117.4 million
•Net income attributable to common stockholders was $58.9 million, or $5.41 per diluted share
•Record core earnings1 of $58.8 million, or $5.40 per diluted share, reflecting 24% growth year-over-year
•Total core capital of $1.9 billion and a Tier 1 Capital Ratio of 13.2% as of June 30, 2026
•Issued $100.0 million of Tier 1 capital through the public offering of 6.875% Series I non-cumulative preferred stock

"Farmer Mac delivered record second quarter results, with business volume, revenue, and core earnings all reaching all-time highs, a testament to the strength of our mission-driven franchise and the disciplined execution of our strategy across every part of our business," said Zachary Carpenter, President and Chief Executive Officer. "Broad-based volume growth carried us past $37 billion in outstanding business volume, reinforcing our role as a vital source of liquidity for American agriculture and rural infrastructure. We also strengthened our already robust capital base through a successful preferred stock issuance and maintained our expense efficiency ratio below our 30% strategic target, while continuing to invest for future growth.”

$ in millions, except per share amounts	Quarter Ended
	June 30, 2026	March 31, 2026	June 30, 2025	QoQ % Change[2]	YoY % Change[2]
Net Change in Business Volume	$2,351.1	$1,494.5	$831.9	N/A	N/A
Net Interest Income (GAAP)	$118.1	$101.4	$96.8	16%	22%
Net Effective Spread (Non-GAAP)	$117.4	$102.0	$93.9	15%	25%
Diluted EPS (GAAP)	$5.41	$4.75	$4.48	14%	21%
Diluted Core EPS (Non-GAAP)	$5.40	$4.74	$4.32	14%	25%
1Non-GAAP (Generally Accepted Accounting Principles) Measure
2Percentage changes may not compute directly as shown due to rounding of amounts presented above

"Our commitment to innovation reached an important milestone this week with the launch of Farmer Mac Loan Exchange, or FLX, our new Farm & Ranch loan platform, a significant step in modernizing our technology to deliver liquidity more efficiently and at scale, and a strong example of the innovation that will continue to differentiate Farmer Mac and transform the agricultural mortgage market," Mr. Carpenter continued. "As we look to the balance of 2026, we remain well positioned to navigate an evolving macro environment through our diversified portfolio, strong capital position, and disciplined underwriting. We are excited about the significant opportunities ahead and remain focused on deepening our impact in the markets we serve while delivering durable, high-quality earnings and long-term value for our shareholders."

Second Quarter 2026 Income Statement Highlights
•Net interest income grew $21.3 million year-over-year and $16.7 million quarter-over-quarter
•Net effective spread3 increased $23.5 million year-over-year, and $15.4 million quarter-over-quarter, primarily due to robust net volume growth and the collection of $7.4 million of recovery of interest on a delinquent permanent planting exposure
•Credit provisions primarily related to new volume growth across all segments and portfolio credit migration trends
•Purchased $21.4 million of tax credits, resulting in a benefit of $2.0 million
•Net income increased $9.7 million year-over-year and $7.0 million quarter-over-quarter
•Core earnings3 increased $11.4 million year-over-year and $7.0 million quarter-over-quarter to $58.8 million
•Core return on equity was 19% in the second quarter, reflecting strong profitability and efficient capital deployment

$ in billions	Quarter Ended June 30, 2026
	% of Outstanding Business Volume	Segment	Business Volume	Net Effective Spread	YoY Volume Growth
Agricultural Finance	65%	Farm & Ranch	$22.0	1.01%	21%
		Corporate AgFinance	$2.1	3.76%	7%
Infrastructure Finance	35%	Power & Utilities	$8.3	0.36%	13%
		Renewable Energy	$3.0	1.72%	55%
		Broadband Infrastructure	$1.9	2.30%	58%

Second Quarter 2026 Portfolio Highlights
•Broad-based, net portfolio growth of $2.4 billion reflective of strong customer demand across all segments
•Farm & Ranch portfolio grew by $1.7 billion, primarily due to $1.1 billion of net growth in AgVantage securities, including a $0.8 billion AgVantage security from a new counterparty, and net loan purchase volume of $483.4 million
•Corporate AgFinance portfolio grew modestly by $30.5 million due to loan purchases and AgVantage securities activity with several counterparties
•Strong business volume in Power & Utilities resulted in net growth of $291.0 million, which included the purchase of a $197 million pool of loans from a single customer
•Renewable Energy business volume increased $120.2 million due to strong deal flow and continued project finance momentum
•Broadband Infrastructure business volume grew $161.8 million, reflecting steady demand for rural telecommunications and data connectivity
3Non-GAAP Measure

Earnings Conference Call Information

The conference call to discuss Farmer Mac's second quarter 2026 financial results will be held beginning at 4:30 p.m. eastern time on Thursday, July 30, 2026, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 880-3330
Telephone (International): (646) 357-8766
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for one week following the conclusion of the call.

More complete information about Farmer Mac's performance for second quarter 2026 is in Farmer Mac's
Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed today with the Securities and Exchange Commission ("SEC").

Use of Non-GAAP Measures

We use "non-GAAP measures" in our analysis of financial information. Non-GAAP measures represent measures of financial performance that are not presented in accordance with GAAP. Specifically, we use the following non-GAAP measures: (1) "core earnings," (2) "core earnings per common share," and (3) "net effective spread," in both dollars and percentage yield. In our view, these non-GAAP measures are useful alternative measures in understanding our economic performance, transaction economics, and business trends. Our non-GAAP financial measures may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Our disclosure of non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core Earnings and Core Earnings Per Share

The main difference between core earnings and core earnings per common share, which are non-GAAP measures, and net income attributable to common stockholders and earnings per common share, which are GAAP measures, is that those non-GAAP measures exclude the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on our financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected. Additionally, these two non-GAAP measures exclude specified infrequent or unusual transactions that we believe are not indicative of future operating results and that may not reflect the trends and economic financial performance of our core business.

Net Effective Spread

We use Net Effective Spread ("NES") to measure the net spread earned between interest-earning assets and the related net funding costs, including any associated derivatives, whether or not they are designated in a hedge accounting relationship.

NES excludes the following:
•Interest income and interest expense associated with single-class consolidated trusts with beneficial interests owned by third parties and for which we guarantees all classes of securities issued ("single-class consolidated trusts") and reclassifies that activity to guarantee and commitment fees in determining our core earnings. This reclassification reflects our view that the net interest income earned on single-class consolidated trusts is effectively a guarantee fee.
•Fair value changes of financial derivatives and corresponding financial assets or liabilities designated in fair value hedge accounting relationships because they are not expected to have an economic effect on our financial performance, as we expect to hold the financial derivatives and corresponding hedged items to maturity.
•The amortization of premiums and discounts on assets consolidated at fair value.

NES includes the following:
•Income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"). For undesignated financial derivatives, we record the income or expense related to the accrual of the contractual amounts due in "Gains/(losses) on financial derivatives" on the Consolidated Statements of Operations.
•The net effects of terminations or net settlements on undesignated financial derivatives, which consist of: (1) the net effects of cash settlements on agency forward contracts on the debt of other government-sponsored enterprises and U.S. Treasury security futures that we use as short-term economic hedges on the issuance of debt; and (2) the net effects of initial cash payments that we receive upon the inception of certain swaps. For GAAP purposes, realized gains or losses on settlements of these contracts are reported in the Consolidated Statements of Operations in the period in which they occur. For NES, these realized gains or losses are deferred and amortized as net yield adjustments over the term of the related debt, which generally ranges from 3 to 15 years.

More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed today with the SEC. For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates, and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause our actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative, regulatory, or current or future political developments that could affect Farmer Mac, its sources of business, or agricultural or infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and infrastructure indebtedness;

•the effect of economic conditions stemming from disruptive global events or otherwise on agricultural mortgage or infrastructure lending, borrower repayment capacity, or collateral values, including inflation, fluctuations in interest rates, changes in U.S. trade policies (including tariffs and trade restrictions), fluctuations in export demand for U.S. agricultural products and foreign currency exchange rates, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indices;
•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving GSEs, including Farmer Mac;
•the effects of the Federal Reserve’s efforts to achieve monetary policy normalization to respond to inflation and employment levels; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather, flooding and drought, or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 19, 2026. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. The secondary market served by Farmer Mac provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	June 30, 2026	December 31, 2025
	(in thousands)
Assets:
Cash and cash equivalents (includes restricted cash of $26,984 and $24,475, respectively)	$1,038,091	$931,067
Investment securities:
Available-for-sale, at fair value (amortized cost of $15,249,174 and $13,813,551, respectively)	14,891,506	13,580,285
Held-to-maturity, at amortized cost	4,514,893	3,954,223
Other investments	18,763	15,871
Total Investment Securities	19,425,162	17,550,379
Loans:
Loans held for investment, at amortized cost	15,902,213	13,877,051
Loans held for investment in consolidated trusts, at amortized cost	2,325,798	2,482,010
Allowance for losses	(47,167)	(37,785)
Total loans, net of allowance	18,180,844	16,321,276
Financial derivatives, at fair value	42,411	44,875
Accrued interest receivable (includes $37,189 and $40,945, respectively, related to consolidated trusts)	374,120	357,155
Guarantee and commitment fees receivable	58,476	57,214
Deferred tax asset, net	10,599	173
Prepaid expenses and other assets	160,489	108,018
Total Assets	$39,290,192	$35,370,157

Liabilities and Equity:
Liabilities:
Notes payable	$34,693,922	$30,822,570
Debt securities of consolidated trusts held by third parties	2,217,532	2,365,435
Financial derivatives, at fair value	69,282	21,618
Accrued interest payable (includes $14,696 and $15,795, respectively, related to consolidated trusts)	268,428	233,714
Guarantee and commitment obligation	55,555	54,770
Other liabilities	131,039	153,101
Total Liabilities	37,435,758	33,651,208
Commitments and Contingencies
Equity:
Preferred stock:
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	121,327
Series H, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,844	96,844
Series I, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,764	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,318,708 shares and 9,325,556 shares outstanding, respectively	9,319	9,326
Additional paid-in capital	140,836	139,370
Accumulated other comprehensive (loss)/income, net of tax	(18,234)	13,382
Retained earnings	1,116,225	1,047,347
Total Equity	1,854,434	1,718,949
Total Liabilities and Equity	$39,290,192	$35,370,157

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(in thousands, except per share amounts)
Interest income:
Investment securities and cash equivalents	$215,222	$213,983	$418,631	$423,633
Loans	235,038	185,039	447,590	356,803
Total interest income	450,260	399,022	866,221	780,436
Total interest expense	332,185	302,225	646,750	592,700
Net interest income	118,075	96,797	219,471	187,736
Provision for losses	(7,017)	(7,713)	(11,325)	(9,397)
Net interest income after provision for losses	111,058	89,084	208,146	178,339
Non-interest income/(expense):
Guarantee and commitment fees	6,079	4,816	11,916	9,295
Gains/(losses) on financial derivatives	224	80	1,364	(2,556)
Other income	634	941	1,386	2,478
Non-interest income	6,937	5,837	14,666	9,217
Operating expenses:
Compensation and employee benefits	23,706	17,631	44,963	35,383
General and administrative	11,591	10,859	22,853	21,617
Regulatory fees	862	1,000	1,725	2,000
Operating expenses	36,159	29,490	69,541	59,000
Income before income taxes	81,836	65,431	153,271	128,556
Income tax expense	14,885	10,594	27,197	24,068
Net income	66,951	54,837	126,074	104,488
Preferred stock dividends	(8,074)	(5,667)	(15,365)	(11,333)
Net income attributable to common stockholders	$58,877	$49,170	$110,709	$93,155

Earnings per common share:
Basic earnings per common share	$5.43	$4.50	$10.21	$8.53
Diluted earnings per common share	$5.41	$4.48	$10.15	$8.49

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$58,877	$51,832	$49,170
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	184	(679)	(639)
Gains on hedging activities due to fair value changes	889	362	2,709
Unrealized gains/(losses) on trading assets	59	53	(65)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value(1)	26	44	25
Net effects of terminations or net settlements on financial derivatives	(1,017)	335	255
Income tax effect related to reconciling items	(30)	(24)	(480)
Sub-total	111	91	1,805
Core earnings	$58,766	$51,741	$47,365

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$117,438	$101,999	$93,893
Guarantee and commitment fees(3)	7,044	6,715	5,874
Other(4)	742	1,185	742
Total revenues	125,224	109,899	100,509

Credit related expense/(income) (GAAP):
Provision for losses	7,017	4,308	7,713
Other credit related expense/(income)	352	889	160
Total credit related expense/(income)	7,369	5,197	7,873

Operating expenses (GAAP):
Compensation and employee benefits	23,706	21,257	17,631
General and administrative	11,591	11,262	10,859
Regulatory fees	862	863	1,000
Total operating expenses	36,159	33,382	29,490

Net earnings	81,696	71,320	63,146
Income tax expense(5)	14,856	12,288	10,114
Preferred stock dividends (GAAP)	8,074	7,291	5,667
Core earnings	$58,766	$51,741	$47,365

Core earnings per share:
Basic	$5.42	$4.77	$4.33
Diluted	$5.40	$4.74	$4.32
(1)Reflects the amortization recorded during the reporting period on those assets for which the premium, discount, or deferred gain was a result of consolidation accounting rather than a cash transaction.
(2)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(3)Includes net interest income of $1.0 million and $1.0 million for the three months ended June 30, 2026 and 2025, respectively, related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees.

(4)Reflects reconciling adjustments for the reclassification to exclude expenses related to undesignated financial derivatives and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(5)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Six Months Ended
	June 30, 2026	June 30, 2025
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$110,709	$93,155
Less reconciling items:
Losses on undesignated financial derivatives due to fair value changes (see Table 11)	(495)	(3,212)
Gains on hedging activities due to fair value changes	1,251	3,808
Unrealized gains/(losses) on trading securities	112	(56)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value(1)	70	53
Net effects of terminations or net settlements on financial derivatives	(682)	(815)
Income tax effect related to reconciling items	(54)	46
Sub-total	202	(176)
Core earnings	$110,507	$93,331

Composition of Core Earnings:
Revenues:
Net effective spread(2)	$219,437	$183,883
Guarantee and commitment fees(3)	13,759	11,362
Other(4)	1,927	2,057
Total revenues	235,123	197,302

Credit related expense (GAAP):
Provision for losses	11,325	9,397
Other credit related expense/(income)	1,241	127
Total credit related expense	12,566	9,524

Operating expenses (GAAP):
Compensation and employee benefits	44,963	35,383
General and administrative	22,853	21,617
Regulatory fees	1,725	2,000
Total operating expenses	69,541	59,000

Net earnings	153,016	128,778
Income tax expense(5)	27,144	24,114
Preferred stock dividends (GAAP)	15,365	11,333
Core earnings	$110,507	$93,331

Core EPS:
Basic	$10.19	$8.55
Diluted	$10.14	$8.51
(1)Reflects the amortization recorded during the reporting period on those assets for which the premium, discount, or deferred gain was a result of consolidation accounting rather than a cash transaction.
(2)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(3)Includes net interest income of $2.0 million and $2.0 million for the six months ended June 30, 2026 and 2025, respectively, related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees.
(4)Reflects reconciling adjustments for the reclassification to exclude expenses related to undesignated financial derivatives and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.
(5)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(in thousands, except per share amounts)
GAAP - Basic EPS	$5.43	$4.78	$4.50	$10.21	$8.53
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.02	(0.06)	(0.06)	(0.05)	(0.29)
Gains on hedging activities due to fair value changes	0.07	0.03	0.25	0.12	0.35
Unrealized gains/(losses) on trading securities	0.01	0.01	(0.01)	0.01	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	0.01	0.01
Net effects of terminations or net settlements on financial derivatives	(0.09)	0.03	0.03	(0.06)	(0.08)
Income tax effect related to reconciling items	—	—	(0.04)	(0.01)	—
Sub-total	0.01	0.01	0.17	0.02	(0.02)
Core Earnings - Basic EPS	$5.42	$4.77	$4.33	$10.19	$8.55

Shares used in per share calculation (GAAP and Core Earnings)	10,849	10,844	10,933	10,847	10,915

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$5.41	$4.75	$4.48	$10.15	$8.49
Less reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	0.02	(0.06)	(0.06)	(0.05)	(0.29)
Gains on hedging activities due to fair value changes	0.07	0.03	0.25	0.11	0.35
Unrealized gains/(losses) on trading securities	0.01	0.01	(0.01)	0.01	(0.01)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	—	0.01	—
Net effects of terminations or net settlements on financial derivatives	(0.09)	0.03	0.02	(0.06)	(0.07)
Income tax effect related to reconciling items	—	—	(0.04)	(0.01)	—
Sub-total	0.01	0.01	0.16	0.01	(0.02)
Core Earnings - Diluted EPS	$5.40	$4.74	$4.32	$10.14	$8.51

Shares used in per share calculation (GAAP and Core Earnings)	10,882	10.922	10,963	10,902	10,973

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Six Months Ended
	June 30, 2026		March 31, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income	$118,075	1.24%	$101,396	1.13%	$96,797	1.20%	$219,471	1.18%	$187,736	1.17%
Net effects of consolidated trusts	(1,023)	0.02%	(930)	0.02%	(987)	0.02%	(1,953)	0.02%	(1,998)	0.02%
Expense related to undesignated financial derivatives	556	—%	969	0.01%	(208)	—%	1,525	0.01%	110	—%
Amortization of premiums/discounts on assets consolidated at fair value	(24)	—%	(41)	—%	(22)	—%	(65)	—%	(47)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	743	0.01%	967	0.01%	1,022	0.01%	1,710	0.01%	1,890	0.01%
Fair value changes on fair value hedge relationships	(889)	(0.01)%	(362)	(0.01)%	(2,709)	(0.04)%	(1,251)	(0.01)%	(3,808)	(0.02)%
Net effective spread	$117,438	1.26%	$101,999	1.16%	$93,893	1.19%	$219,437	1.21%	$183,883	1.18%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended June 30, 2026:

Core Earnings by Business Segment
For the Three Months Ended June 30, 2026
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Total
	(in thousands)
Interest income	$186,369	$33,344	$76,362	$18,006	$35,893	$17,968	$82,318	$450,260
(Interest expense)/benefit(1)	(145,286)	(16,575)	(69,377)	(11,428)	(25,120)	16,855	(81,254)	(332,185)
Less: reconciling adjustments(2)(3)	(1,020)	—	(23)	—	—	406	—	(637)
Net effective spread	40,063	16,769	6,962	6,578	10,773	35,229	1,064	117,438
Guarantee and commitment fees(3)	4,968	243	196	1,081	556	—	—	7,044
Other income/(expense)	928	15	—	(25)	(22)	—	—	896
Provision for losses	(3,333)	(524)	(368)	(1,987)	(1,157)	—	—	(7,369)
Operating expenses(1)	(9,286)	(2,356)	(1,258)	(1,881)	(2,221)	(2,969)	(1,013)	(20,984)
Income tax expense	(7,001)	(2,971)	(1,162)	(790)	(1,665)	(6,776)	(11)	(20,376)
Segment core earnings	$26,339	$11,176	$4,370	$2,976	$6,264	$25,484	$40	$76,649

Reconciliation to net income:
Net effects of derivatives and trading securities								$115
Unallocated (expenses)/income								(15,304)
Income tax effect related to reconciling items								5,491
Net income								$66,951

Total Assets:
Total on- and off-balance sheet segment assets at principal balance	$21,987,822	$2,082,762	$8,266,639	$1,851,902	$3,008,013	$—	$—	$37,197,138
Off-balance sheet assets under management								(6,026,228)
Unallocated assets								8,119,282
Total assets on the Consolidated Balance Sheets								$39,290,192
(1)The significant expense categories and amounts align with the segment-level information that is regularly provided to the Chief Operating Decision Maker.
(2)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts; the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Gains/(losses) on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment; and excludes the fair value changes of financial derivatives and the corresponding assets or liabilities designated in fair value hedge accounting relationships.
(3)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's lines of business as of the dates indicated:

Outstanding Business Volume
	As of June 30, 2026	As of December 31, 2025
	(in thousands)
Agricultural Finance:
Farm & Ranch:
Loans and other securities	$9,360,003	$8,492,788
AgVantage Securities	5,740,000	4,270,000
USDA Securities	2,530,360	2,443,432
Unfunded commitments & guarantees	4,003,709	3,977,136
Loans serviced for others	353,750	381,560
Total Farm & Ranch	$21,987,822	$19,564,916
Corporate AgFinance:
Loans and other securities	$1,512,959	$1,460,691
AgVantage Securities	303,613	190,977
Unfunded commitments & guarantees	266,190	298,868
Total Corporate AgFinance	$2,082,762	$1,950,536
Total Agricultural Finance	$24,070,584	$21,515,452
Infrastructure Finance:
Power & Utilities:
Loans and other securities	$4,026,622	$3,548,523
AgVantage Securities	3,905,103	3,967,154
Unfunded commitments & guarantees	334,914	344,945
Total Power & Utilities	$8,266,639	$7,860,622
Broadband Infrastructure:
Loans and other securities	$1,227,227	$1,009,890
Unfunded commitments & guarantees	624,675	522,316
Total Broadband Infrastructure	$1,851,902	$1,532,206
Renewable Energy:
Loans and other securities	$2,565,023	$2,202,668
Unfunded commitments & guarantees	442,990	240,621
Total Renewable Energy	$3,008,013	$2,443,289
Total Infrastructure Finance	$13,126,554	$11,836,117
Total	$37,197,138	$33,351,569

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread
	Agricultural Finance		Infrastructure Finance			Treasury
	Farm & Ranch	Corporate AgFinance	Power & Utilities	Broadband Infrastructure	Renewable Energy	Funding	Investments	Net Effective Spread
	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield	Dollars Yield
	(dollars in thousands)
For the quarter ended:
June 30, 2026	$40,063	$16,769	$6,962	$6,578	$10,773	$35,229	$1,064	$117,438
	1.01%	3.76%	0.36%	2.30%	1.72%	0.38%	0.05%	1.26%
March 31, 2026	37,673	8,939	6,491	5,828	9,079	32,647	1,342	101,999
	1.03%	2.05%	0.35%	2.27%	1.59%	0.37%	0.07%	1.16%
December 31, 2025	36,180	8,601	6,159	5,610	8,995	33,694	2,150	101,389
	1.06%	2.07%	0.34%	2.42%	1.74%	0.41%	0.11%	1.22%
September 30, 2025	34,840	9,047	5,910	4,379	7,730	34,777	1,086	97,769
	1.04%	2.16%	0.34%	2.30%	1.75%	0.43%	0.05%	1.20%
June 30, 2025	35,710	8,609	5,636	3,932	6,227	31,668	2,111	93,893
	1.07%	2.07%	0.33%	2.24%	1.68%	0.40%	0.11%	1.19%
March 31, 2025	33,885	8,640	5,329	3,566	5,112	31,604	1,854	89,990
	1.01%	2.09%	0.32%	2.27%	1.55%	0.41%	0.10%	1.17%
December 31, 2024	32,556	7,891	5,059	3,414	4,859	31,242	2,507	87,528
	0.96%	1.95%	0.32%	2.34%	1.76%	0.42%	0.15%	1.16%
September 30, 2024	35,755	6,397	4,785	2,794	3,810	30,912	943	85,396
	1.05%	1.56%	0.30%	2.21%	1.78%	0.42%	0.05%	1.16%
June 30, 2024	34,156	7,866	5,253	2,393	2,999	30,268	661	83,596
	0.98%	1.91%	0.32%	2.16%	1.86%	0.41%	0.04%	1.14%

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders (in thousands):

	Core Earnings by Quarter Ended
	June 2026	March 2026	December 2025	September 2025	June 2025	March 2025	December 2024	September 2024	June 2024
Revenues:
Net effective spread	$117,438	$101,999	$101,389	$97,769	$93,893	$89,990	$87,528	$85,396	$83,596
Guarantee and commitment fees	7,044	6,715	6,298	6,132	5,874	5,488	5,086	4,997	5,256
Other	742	1,185	224	1,185	742	1,315	(491)	1,133	386
Total revenues	125,224	109,899	107,911	105,086	100,509	96,793	92,123	91,526	89,238

Credit related expense/(income):
Provision for/(release of) losses	7,017	4,308	15,986	7,477	7,713	1,684	3,773	3,428	6,179
Other credit related expense/(income)	352	889	1,267	(44)	160	(33)	99	26	51
Total credit related expense/(income)	7,369	5,197	17,253	7,433	7,873	1,651	3,872	3,454	6,230

Operating expenses:
Compensation and employee benefits	23,706	21,257	18,199	17,743	17,631	17,752	15,641	15,237	14,840
General and administrative	11,591	11,262	11,944	11,052	10,859	10,758	12,452	8,625	8,904
Regulatory fees	862	863	863	1,000	1,000	1,000	1,000	725	725
Total operating expenses	36,159	33,382	31,006	29,795	29,490	29,510	29,093	24,587	24,469

Net earnings	81,696	71,320	59,652	67,858	63,146	65,632	59,158	63,485	58,539
Income tax expense	14,856	12,288	12,370	11,933	10,114	14,000	9,938	12,681	11,970
Preferred stock dividends	8,074	7,291	7,286	6,303	5,667	5,666	5,666	5,897	6,792
Core earnings	$58,766	$51,741	$39,996	$49,622	$47,365	$45,966	$43,554	$44,907	$39,777

Reconciling items:
Gains/(losses) on undesignated financial derivatives due to fair value changes	$184	$(679)	$447	$882	$(639)	$(2,573)	$3,084	$(1,064)	$(359)
Gains/(losses) on hedging activities due to fair value changes	889	362	3,107	(137)	2,709	1,099	5,737	205	2,604
Unrealized gains/(losses) on trading assets	59	53	(66)	(4)	(65)	9	(83)	99	(87)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	26	44	24	26	25	28	(39)	27	26
Net effects of terminations or net settlements on financial derivatives	(1,017)	335	(2,699)	(1,934)	255	(1,070)	534	(503)	(1,505)
Issuance costs on the retirement of preferred stock	—	—	—	—	—	—	—	(1,619)	—
Income tax effect related to reconciling items	(30)	(24)	(171)	245	(480)	526	(1,939)	260	(143)
Net income attributable to common stockholders	$58,877	$51,832	$40,638	$48,700	$49,170	$43,985	$50,848	$42,312	$40,313